Exhibit 99.1

KULR Selected by a Top-Selling Global Automaker for Next Generation EV Battery Safety and Testing Solutions

Contract to Test and Analyze High-Energy Battery Cells for Next Generation Electric Vehicles

SAN DIEGO / GLOBENEWSWIRE / August 16, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has received a contract from one of the world’s top-selling automakers (“Automaker”) for testing and analysis of high-energy battery cells for its next generation electric vehicles. The Company will implement its KULR ONE Design Solutions (“K1-DS”) platform to accelerate design readiness for the Automaker's advanced EV roadmap.

KULR’s rigorous testing protocols incorporate its extensive spaceflight expertise and proprietary KULR ONE Design Solutions to deliver what KULR believes to be the world’s most rigorous testing platform for battery safety. These tests include Fractional Thermal Runaway Calorimetry, bomb calorimetry, and impingement zone mapping. By providing a uniquely thorough cell-level characterization of the customer’s cells, KULR is able to provide its customers what it believes to be globally unique insight into how to optimize battery safety.

Recently, EV automakers have been looking to high-performance, silicon-anode batteries and other technologies to improve the driving range and cut costs of future electric vehicles. Batteries utilizing silicon as an alternative to graphite - anodes commonly employed in present-day batteries - have demonstrated the capability to achieve substantially greater energy density and accelerated charging rates making KULR’s industry standard setting rigorous testing and safety solutions even more essential and mission critical.

"Understanding high power and high-energy cell safety, whether it's lithium-ion, solid state, or silicon-anode, is absolutely essential if automakers want to develop a best in breed battery cell," commented KULR CEO Michael Mo. "KULR utilizes a superior testing protocol for analyzing battery characteristics regardless of cell chemistry. K1-DS accounts for all testing variability -- including the continuous swelling and shrinking during charging and discharging in silicon anodes. Ultimately, through our in-development AI applications learning from this testing data, we believe that KULR is strategically positioned to continue delivering best-in-class solutions for end-to-end battery safety across all applications and all cell chemistries."

According to a projection by the International Energy Agency in April 2023, electric vehicles, encompassing both fully electric and plug-in hybrid models, are anticipated to account for 35 percent of new vehicle sales worldwide by 2030.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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